Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-9020 and No. 333-79399) pertaining to the BP Partnership Savings Plan of BP p.l.c of our report dated June 17, 2004, with respect to the financial statements and schedules of the BP Partnership Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Chicago, Illinois

June 25, 2004                                                          Ernst & Young LLP